15 Warren Street, Suite 25
Hackensack, NJ 07601
(201) 342-342-7753
Fax: (201) 342-7598
E-mail: paritz@paritz.com

Paritz & Company, P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

The Luxurious Travel Corp.

1535 Jackson Street

Hollywood, FL 33020

Gentlemen:

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1/A of our report dated February 10, 2014 relating to the financial statements of The Luxurious Travel Corp. for the years ended December 31, 2013 and 2012 which appears in such registration statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

May 14, 2014